UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2014

ENERGY TRANSFER EQUITY, L.P.

(Exact name of Registrant as specified in its charter)

Delaware	1-32740	30-0108820
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3738 Oak Lawn Avenue

Dallas, Texas 75219

(Address of principal executive offices)

(214) 981-0700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Merger Agreement

On April 27, 2014, Energy Transfer Partners, L.P. (“ETP”) and Susser Holdings Corporation (“Susser” or the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Energy Transfer Partners GP, L.P., the general partner of ETP (“ETP GP”), Drive Acquisition Corporation, a wholly owned subsidiary of ETP (“Merger Sub”), Heritage Holdings, Inc., a Delaware corporation and wholly owned subsidiary of ETP (“HHI”) and, for certain limited purposes set forth in the Merger Agreement, Energy Transfer Equity, L.P., the indirect parent of ETP GP and ETP (“ETE”).

The Merger Agreement provides that, subject to the terms and conditions set forth in the Merger Agreement, Merger Sub will merge with and into Susser (the “Merger”), with Susser continuing as the surviving company and a wholly-owned direct and indirect subsidiary of ETP. In the Merger, each outstanding share of Susser common stock (other than shares held by Susser in treasury, dissenting shares and shares held directly by ETP or Merger Sub and other than shares held by subsidiaries of the parties) will be converted into the right to receive $40.125 in cash and 0.7253 of an ETP common unit, representing limited partner interests in ETP (together, the “Standard Merger Consideration”). In lieu of receiving the Standard Merger Consideration, Susser shareholders may instead elect to receive, for each share of Susser common stock, either (a) $80.25 in cash (the “Cash Election Consideration”) or (b) 1.4506 ETP common units (the “Unit Election Consideration”); provided that the Cash Election Consideration and the Unit Election Consideration are each subject to proration to ensure that the aggregate amount of cash paid and the aggregate number of ETP common units issued in the Merger is the same that would be paid and issued if each share of Susser common stock had been converted into the Standard Merger Consideration.

In connection with the Merger, each option to purchase Susser shares that is outstanding immediately prior to the effective time of the Merger (other than options granted pursuant to Susser’s 2008 Employee Stock Purchase Plan (the “ESPP”)) will become fully vested and be converted into the right to receive an amount in cash equal to the product of the total number of shares subject to such option multiplied by the excess, if any, of the closing price (the “Closing Price”) of one share of Susser common stock on the New York Stock Exchange on the day prior to the closing date of the Merger, as reflected in the Wall Street Journal, over the exercise price per Susser share subject to such option. Each Susser restricted stock unit outstanding on the date of the Merger Agreement that corresponds to Susser shares and that is also outstanding immediately prior to the effective time of the Merger will become fully vested and be converted into the right to receive an amount in cash equal to the product of the total number of restricted stock units multiplied by the Closing Price. Each Susser restricted share outstanding and unvested on the date of the Merger Agreement that is also outstanding immediately prior to the effective time of the Merger will become fully vested and be converted into the right to receive, at the election of the holder and subject to the proration described above, either the Standard Merger Consideration, the Cash Election Consideration or the Unit Election Consideration. Immediately prior to the effective time of the Merger, the offering period under the ESPP will terminate and participants in the ESPP will be entitled to receive an amount in cash equal to the product of (i) the Closing Price multiplied by (ii) the number of shares such participant would have been able to purchase with the balance of his or her payroll account under the ESPP if the closing date of the Merger had been the applicable “purchase date” under the Company ESPP. Each of the above payments is subject to withholding requirements under applicable law. Each award of Susser restricted shares granted under its 2013 Equity Incentive Plan (the “EIP”) after the date of the Merger Agreement that remains outstanding and unvested as of immediately prior to the effective time of the Merger, will be converted into a comparable restricted unit award covering the number of ETP common units, rounded down to the nearest whole unit, determined by multiplying the number of Susser shares subject to such award (assuming satisfaction of any applicable performance criteria at a target level resulting in 100% payout) by the Equity Award Exchange Ratio (as defined in the Merger Agreement) and cash in lieu of any fractional restricted unit. Each award of restricted stock units that corresponds to Susser shares that is granted under Susser’s EIP after the date of the Merger Agreement that remains outstanding or payable as of immediately prior to the effective time of the Merger, will be converted into a comparable phantom unit award in ETP, covering the number of ETP common units, rounded down to the nearest whole common unit, determined by multiplying the number of Susser shares subject to such award immediately prior to the effective time of the Merger (assuming satisfaction of any applicable performance criteria at a target level resulting in 100% payout) by the Equity Award Exchange Ratio (as defined in the Merger Agreement) and cash in lieu of any fractional phantom unit awards in ETP.

The Merger Agreement also provides that, immediately prior to the effective time of the Merger, ETP GP shall execute an amendment to the ETP partnership agreement (the “Partnership Agreement Amendment”) to provide for, among other things, the relinquishment of $350 million in the aggregate of incentive distribution rights paid by ETP to ETE, the indirect parent of ETP GP, over the first forty fiscal quarters commencing immediately after the consummation of Merger (the “IDR Subsidy”). The board of directors of Energy Transfer Partners, L.L.C. (“ETP LLC”), the general partner of ETP GP, has approved and adopted the Merger Agreement and the Partnership Agreement Amendment. The board of directors of LE GP, LLC, the general partner of ETE, has also approved the Merger Agreement and the Partnership Agreement Amendment. Morgan Stanley & Co. LLC acted as financial advisor to the board of directors of ETP LLC and issued a fairness opinion in connection with the transaction.

The board of directors of Susser has approved and adopted the Merger Agreement and has agreed to recommend that Susser’s shareholders approve and adopt the Merger Agreement, subject to certain exceptions set forth in the Merger Agreement. Susser has also agreed not to directly or indirectly solicit competing acquisition proposals or, subject to certain exceptions with respect to unsolicited proposals, to enter into discussions concerning, or provide confidential information in connection with, any alternative business combinations. The Merger Agreement further provides that, upon termination of the Merger Agreement under certain circumstances, including in connection with the acceptance of an alternative transaction, Susser may be required to pay ETP a termination fee equal to $68 million.

Completion of the Merger is subject to certain customary conditions, including approval by Susser shareholders and receipt of required regulatory approvals. The Merger Agreement also contains customary representations, warranties and covenants by each of the parties thereto.

Support Agreement

Simultaneously with the execution of the Merger Agreement, Sam L. Susser and a related trust holding shares of Susser common stock beneficially owned by him (collectively, the “Supporting Stockholders”), which owned 2,353,895 shares of Susser common stock representing approximately 11% of the Susser common stock outstanding and entitled to vote as of April 25, 2014, entered into a Support Agreement dated as of April 27, 2014 (the “Support Agreement”). Under the terms of the Support Agreement, each Supporting Stockholder has agreed, among other things (i) to vote all shares of Susser common stock which such Supporting Stockholder owns, either beneficially or of record, or has the right to vote (the “Covered Shares”) in favor of the approval or adoption of, or consent to, the Merger Agreement and the transactions contemplated thereby and (ii) to vote all Covered Shares against the approval or adoption of (x) any other acquisition proposal or any other action, agreement, transaction or proposal made in opposition to the Merger, (y) any action, agreement, transaction or proposal that is intended, or would reasonably be expected, to result in a material breach of any covenant, representation or other obligation of the Issuer contained in the Merger Agreement or such Supporting Stockholder contained in the Support Agreement; and (z) any other action, agreement, transaction or proposal that is intended or would reasonably be expected to materially impede, interfere with or prevent, delay, discourage or frustrate the purpose of or adversely affect the Merger or the other transactions contemplated by the Merger Agreement, including certain specified categories of actions specified therein, (iii) to elect to receive the Unit Election Consideration pursuant to the Merger Agreement, (iv) not to transfer such Susser common stock (subject to certain exceptions set forth therein) or enter into other arrangements inconsistent with the Support Agreement, (v) not to solicit, initiate, seek or knowingly encourage any third person to make a third party takeover proposal or to assist any third person in connection therewith and (vi) that any additional shares of Susser common stock acquired by the Supporting Stockholders or that the Supporting Stockholders have a right to vote after the execution of the Support Agreement would be subject to the Support Agreement. The Support Agreement will terminate upon the earliest to occur of (a) the effective time of the Merger, (b) a Change of Recommendation (as defined in the Merger Agreement), (c) the termination of the Merger Agreement in accordance with its terms, and (d) the mutual written consent of the Merger Sub and ETP, on the one hand, and the Supporting Stockholders, on the other hand.

Cautionary Statements

The foregoing summaries of the Merger Agreement and Support Agreement and the transactions contemplated thereby do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the agreements, which are filed as Exhibit 2.1 and Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

The Merger Agreement, the Support Agreement and the above description have been included to provide investors and security holders with information regarding the terms of the Merger Agreement and the Support Agreement. They are not intended to provide any other factual information about ETE, ETP, Susser or their respective subsidiaries or affiliates or equityholders. The representations, warranties and covenants contained in the Merger Agreement and the Support Agreement were made only for purposes of those agreements and as of specific dates; were solely for the benefit of the parties to the Merger Agreement or the Support Agreement, as applicable; and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by each contracting party to the other for the purposes of allocating contractual risk between them that differ from those applicable to investors. Investors should be aware that the representations, warranties and covenants or any description thereof may not reflect the actual state of facts or condition of ETE, ETP, Susser, HHI, Merger Sub or any of their respective subsidiaries, affiliates, businesses, or equityholders. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by ETE, ETP or Susser. Accordingly, investors should read the representations and warranties in the Merger Agreement not in isolation but only in conjunction with the other information about ETE, ETP or Susser and their respective subsidiaries that the respective companies include in reports, statements and other filings they make with the U.S. Securities and Exchange Commission.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

In connection with the proposed business combination transaction between ETP and Susser, ETP plans to file with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 that will contain a proxy statement/prospectus to be mailed to the Susser shareholders in connection with the proposed transaction. THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS WILL CONTAIN IMPORTANT INFORMATION ABOUT ETE, ETP, SUSSER, THE PROPOSED TRANSACTION AND RELATED MATTERS. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY/PROSPECTUS CAREFULLY WHEN THEY BECOME AVAILABLE. Investors and security holders will be able to obtain free copies of the registration statement and the proxy statement/prospectus and other documents filed with the SEC by ETP and Susser through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the registration statement and the proxy statement/prospectus by phone, e-mail or written request by contacting the investor relations department of ETP or Susser at the following:

Energy Transfer Partners, L.P. 3738 Oak Lawn Ave. Dallas, TX 75219 Attention: Investor Relations Phone: (214) 981-0795 Email: InvestorRelations@energytransfer.com	Susser Holdings Corporation 4545 Ayers Street Corpus Christi, TX 78415 Attention: Investor Relations Phone: (361) 693-3743 Email: msullivan@susser.com

PARTICIPANTS IN THE SOLICITATION

ETE, ETP and Susser, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the proposed transactions contemplated by the Merger Agreement. Information regarding directors and executive officers of ETE’s general partner is contained in ETE’s Form 10-K for the year ended December 31, 2013, which has been filed with the SEC. Information regarding directors and executive officers of ETP’s general partner is contained in ETP’s Form 10-K for the year ended December 31, 2013, which has been filed with the SEC. Information regarding Susser’s directors and executive officers is contained in Susser’s definitive proxy statement dated April 14, 2014, which is filed with the SEC. A more complete description will be available in the registration statement and the proxy statement/prospectus.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

Statements in this document regarding the proposed transaction between ETP and Susser, the expected timetable for completing the proposed transaction, future financial and operating results, benefits and synergies of the proposed transaction, future opportunities for the combined company, and any other statements about ETE, ETP, Susser Petroleum Partners LP (“SUSP”) or Susser managements’ future expectations, beliefs, goals, plans or prospects constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” estimates and similar expressions) should also be considered to be forward looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward looking statements, including: the ability to consummate the proposed transaction; the ability to obtain the requisite regulatory approvals, Susser shareholder approval and the satisfaction of other conditions to consummation of the transaction; the ability of ETP to successfully integrate Susser’s operations and employees; the ability to realize anticipated synergies and cost savings; the potential impact of announcement of the transaction or consummation of the transaction on relationships, including with employees, suppliers, customers and competitors; the ability to achieve revenue growth; national, international, regional and local economic, competitive and regulatory conditions and developments; technological developments; capital and credit markets conditions; inflation rates; interest rates; the political and economic stability of oil producing nations; energy markets, including changes in the price of certain commodities; weather conditions; environmental conditions; business and regulatory or legal decisions; the timing and success of business development efforts; terrorism; and the other factors described in the Annual Reports on Form 10-K for the year ended December 31, 2013 filed with the SEC by ETE, ETP, SUSP and Susser. ETE, ETP, SUSP and Susser undertake no obligation to update or revise any forward-looking statement to reflect new information.

Item 9.01	Financial Statements and Exhibits.

See the Exhibit Index set forth below for a list of exhibits included with this Form 8-K.

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of April 27, 2014 by and among Energy Transfer Partners, L.P., Drive Acquisition Corporation, Heritage Holdings, Inc., Energy Transfer Partners GP, L.P., Susser Holdings Corporation, and, for certain limited purposes set forth therein, Energy Transfer Equity, L.P. (incorporated by reference to Exhibit 2.1 to Energy Transfer Partners, L.P.’s Current Report on Form 8-K filed on April 28, 2014).

10.1	Support Agreement, dated April 27, 2014, by and among Energy Transfer Partners, L.P., Drive Acquisition Corporation, Sam L. Susser and Susser Family Limited Partnership (incorporated by reference to Exhibit 10.1 to Energy Transfer Partners, L.P.’s Current Report on Form 8-K filed on April 28, 2014).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy Transfer Equity, L.P.

	By:	LE GP, LLC,
its general partner

Date: April 28, 2014
/s/ John W. McReynolds
John W. McReynolds
President

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of April 27, 2014 by and among Energy Transfer Partners, L.P., Drive Acquisition Corporation, Heritage Holdings, Inc., Energy Transfer Partners GP, L.P., Susser Holdings Corporation, and, for certain limited purposes set forth therein, Energy Transfer Equity, L.P. (incorporated by reference to Exhibit 2.1 to Energy Transfer Partners, L.P.’s Current Report on Form 8-K filed on April 28, 2014).

10.1	Support Agreement, dated April 27, 2014, by and among Energy Transfer Partners, L.P., Drive Acquisition Corporation, Sam L. Susser and Susser Family Limited Partnership (incorporated by reference to Exhibit 10.1 to Energy Transfer Partners, L.P.’s Current Report on Form 8-K filed on April 28, 2014).